Exhibit 4.3

To:          UPC Broadband Holding B.V. (the Company)
                Boeing Avenue 53
                1119 PE Schiphol Rijk
                Amsterdam
                The Netherlands

For the attention of:  Dennis Okhuijsen

16 April 2007

Dear Sirs,

€1,072,000,000 senior secured credit facility (the Agreement) dated 16th January, 2004 between, among others, the Company and Toronto Dominion (Texas) LLC as facility agent, as most recently amended by an amendment letter dated 11 December 2006

1.                                      Background

(a)                                  This letter is supplemental to and amends the Agreement.

(b)                                 Pursuant to clause 25 (Amendments and waivers) of the Agreement, the Majority Lenders have consented to the amendments to the Agreement and the waiver contemplated by this letter.  Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.                                      Construction

(a)                                  Capitalised terms defined in the Agreement have the same meaning when used in this letter.

(b)                                 The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

(c)                                  Amendment Effective Date has the meaning given to it in paragraph 4 (Amendment Effective Date).

(d)                                 Reference is made to clause 1.3 of the Agreement. References in any of the Finance Documents to the Existing Facility Agreement shall be references to the Existing Facility Agreement as amended by an amendment letter dated on or about the date of this letter.

3.                                      Amendments

(a)                                  We are authorised to confirm on behalf of the Majority Lenders that, with effect from the Amendment Effective Date the Agreement will be amended as set out in the schedule to this letter.

(b)                                 Each Obligor confirms that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents shall continue and remain unaffected by the entry into of this letter and shall extend to the liability and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this letter.

4.                                      Amendment Effective Date

This letter shall take effect on the date (the Amendment Effective Date) on which the Facility Agent notifies the Company and the Lenders that it has received in form and substance to it (acting reasonably):

(a)                                  evidence of the due authorisation and execution of this letter by each Obligor;

(b)                                 legal opinions in respect of Dutch, English and New York law from Allen & Overy LLP, English, Dutch and New York legal advisers to the Facility Agent, addressed to the Finance Parties.

5.                                      Waiver

For the purposes of the acquisition of Cablecom Holdings AG and its subsidiaries directly or indirectly by UPC Broadband only, we hereby agree to waive the requirement that UPC Broadband deliver to the Facility Agent an Acquisition Business Plan in accordance with Clause 16.11(a)(ii) (Acquisitions and Mergers) of the Agreement.

6.                                      Reservation of rights

Each Finance Party reserves any other right or remedy it may have now or subsequently.  This letter does not constitute a waiver of any right or remedy.

7.                                      Miscellaneous

(a)                                  This letter is a Finance Document and the Agreement, as amended by this letter, is a Finance Document.

(b)                                 Subject to the terms of this letter, the Agreement will remain in full force and effect and the Agreement and this letter will be read and construed as one document.

(c)                                  The representations and warranties in Clause 15 (Representations and Warranties) of the Agreement (with the exception of Clauses 15.6(a) (Consents), 15.10 (Financial Condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.14 (Business Plan), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.19 (Borrower Group Structure),  15.20 (ERISA) and 15.24 (UPC Financing)) are true and correct as if made on the date of this letter and on the Amendment Effective Date, with reference to the facts and circumstances then existing, as if each reference to (i) the Finance Documents includes a reference to this letter and (ii) references to the Agreement are to the Agreement as amended by this letter.

(d)                                 This letter may be executed in any number of counterparts, and this has the same effect as if the signatures were on a single copy of this letter.

8.                                      Governing law

This letter is governed by English law.

Authorized Signatory

For
TORONTO DOMINION (TEXAS) LLC
as Facility Agent

SCHEDULE

1.                                       The definition of “Permitted Acquisition” in Clause 1.1 (Definitions) of the Agreement will be amended as follows:

(i)                                     inserting the words “or in Chile” after the words “in Europe (other than Great Britain or Germany)” in paragraph (b)(i);

(ii)                                  inserting the words “within 15 days of the date of any such Majority Acquisition” after the words “UPC Broadband delivers to the Facility Agent” in paragraph (b)(ii);

(iii)                               renumbering paragraph (b)(iii) to become (b)(ii)(C) and deleting the words “UPC Broadband delivers to the Facility Agent”;

(iv)                              deleting the word “and” at the end of paragraph (b)(ii)(A)II and inserting the word “and” at the end of paragraph (b)(ii)(B);

(v)                                 renumbering paragraph (b)(iv) to become (b)(iii) and renumbering paragraph (b)(v) to become (b)(iv);

(vi)                              inserting the words “Other than in the case of a Majority Acquisition where the Acquisition Cost is less than €40,000,000,” at the beginning of the renumbered paragraph (b)(iv);

(vii)                           inserting the words “within 15 days of the date of any Majority Acquisition” after the words “UPC Broadband delivers to the Facility Agent” in the renumbered paragraph (b)(iv);

(viii)                        deleting the word “or” at the end of the renumbered paragraph (b)(iv);

(ix)                                renumbering paragraph (c) as paragraph (d) and inserting a new paragraph (c) as follows:

“(c)                          any Acquisition of further share capital (or equivalent) of an entity which was a member of the Borrower Group immediately prior to the completion of the Acquisition; or”

2.                                       The definition of “Permitted Business” in Clause 1.1 (Definitions) of the Agreement will be amended by inserting the words “or in Chile” after the words “in Europe”.

3.                                       The definition of “Permitted Disposal” in Clause 16.10(b) (Disposals) of the Agreement will be amended as follows:

(i)                                     deleting the word “and” at the end of sub-paragraph (xiii);

(ii)                                  renumbering sub-paragraph (xiv) to become sub-paragraph (xvi) and inserting:

(A)                              a new sub-paragraph (xiv) as follows:

“(xiv)                 payment, transfer or other disposal between members of the Borrower Group, constituting consideration or investment for or towards or in furtherance of any Acquisition, Permitted Acquisition, Permitted Joint Venture, merger or consolidation permitted by Clause 16.11 (Acquisitions and Mergers);”;

(B)                                a new sub-paragraph (xv) as follows:

“(xv)                    the disposal of all or part of any member of the VTR Group provided that a prepayment is made in accordance with Clause 7.6(a) (Mandatory prepayment of disposal proceeds) in respect of such disposal”; and

(iii)                               amending the renumbered sub-paragraph (xvi) as follows:

(A)                              deleting the number “(xiii)” and replacing it with the number “(xv)” in the first paragraph; and

(B)                                inserting the words “(excluding the Annualised EBITDA attributable to the VTR Group)” after the words “Annualised EBITDA of the Borrower Group” in the first paragraph.

4.                                       In addition to that set out in paragraph 3. above, Clause 16.10 (Disposals) of the Agreement shall further be amended by, in paragraph (c)(x) and in line 5 of paragraph (c)(y), inserting the words “(excluding the Annualised EBITDA attributable to the VTR Group)” after the words “Annualised EBITDA of the Borrower Group”.

5.                                       The definition of “Permitted Joint Venture” in Clause 1.1 (Definitions) of the Agreement will be amended as follows:

(i)                                     inserting the words “or in Chile” after the words “in Europe (other than Great Britain or Germany)” in paragraph (b)(i);

(ii)                                  inserting the words “within 15 days of the date of any such JV Minority Acquisition” after the words “UPC Broadband delivers to the Facility Agent” in paragraph (b)(ii);

(iii)                               renumbering paragraph (b)(iii) to become (b)(ii)(C) and deleting the words “UPC Broadband delivers to the Facility Agent”;

(iv)                              deleting the word “and” at the end of paragraph (b)(ii)(A)II and inserting the word “and” at the end of paragraph (b)(ii)(B);

(v)                                 renumbering paragraph (b)(iv) to become (b)(iii) and renumbering paragraph (b)(v) to become (b)(iv);

(vi)                              inserting the words “Other than in the case of a JV Minority Acquisition where the Acquisition Cost is less than €40,000,000,” at the beginning of the renumbered paragraph (b)(iv);

(vii)                           inserting the words “within 15 days of the date of any JV Minority Acquisition” after the words “UPC Broadband delivers to the Facility Agent” in the renumbered paragraph (b)(iv);

6.                                       The definition of “Permitted Security Interest” in Clause 1.1 (Definitions) of the Agreement will be amended as follows:

(i)                                     deleting the word “and” at the end of the paragraph (k);

(ii)                                  renumbering paragraph (l) as paragraph (n) and inserting a new paragraph (l) and a new paragraph (m) as follows:

“(l)                             any Security Interest arising over the deposit arrangement, or any other similar arrangement, to be made by a member of the Borrower Group to the lenders under or in connection with the VTR Facility by no later than the date on which the deposit arrangement, or any other similar arrangement is made;

“(m)                       any Security Interest over the VTR Facility or any Security Interest securing the Financial Indebtedness incurred by VTR GlobalCom SA under the VTR Facility; and”

(iii)                               in the renumbered paragraph (n) the reference to “(k)” shall be deleted and replaced with “(m)”.

7.                                       The definition of “Senior Hedging Bank” in Clause 1.1 (Definitions) of the Agreement will be amended by inserting the words “or a Lender or its Affiliate as defined in this Agreement” after the words “Existing Facility Agreement”.

8.                                       Inserting  the following new definitions into Clause 1.1 (Definitions) of the Agreement as follows:

(i)                                     “VTR Acquisition means the Acquisition of VTR GlobalCom S.A. (directly or indirectly by the acquisition of its Holding Company) and its Subsidiaries by a member of the Borrower Group.”

(ii)                                  “VTR Facility means the senior secured credit facility agreement dated 20 September 2006 and made between VTR GlobalCom S.A. and International Communications LLC as the original borrowers, Citigroup Global Markets Inv, TD Securities (USA) LLC, BNP Paribas Securities Corp. and Santander Investment Securities Inc. as arrangers, Toronto Dominion (Texas) LLC as facility agent and Citibank, N.A., Agencia En Chile as collateral agent.”

(iii)                               “VTR Group means United Chile LLC (or the relevant Holding Company of VTR GlobalCom S.A.) and its Subsidiaries.”

9.                                       Clause 7.6(a) (Mandatory prepayment from disposal proceeds) of the Agreement shall be amended by changing the reference to “(xiii)” to “(xiv)”.

10.                                 Clause 16.11(b)(iii) (Acquisitions and mergers) of the Agreement shall be amended as follows:

(i)                                     in sub-paragraph (A), deleting the words “at least 10 days before the merger is to be” and replacing them with “within 30 days after the date on which the merger is”; and

(ii)                                  inserting the words “within 30 days after the date on which the merger is entered into” after the words “delivered to the Facility Agent” in sub-paragraph (B).

11.                                 Clause 16.12 (Restrictions on Financial Indebtedness) of the Agreement will be amended by deleting paragraph (d) in its entirety.

12.                                 The definition of “Third Party Debt” in Clause 1.1 (Definitions) of the Agreement will be deleted in its entirety.

13.                                 The definition of “Agreed Security Interest” in paragraph (c)(ii) of Clause 16.7 (Negative Pledge) of the Agreement will be amended as follows:

(i)                                     deleting sub-paragraph (g) in its entirety;

(ii)                                  inserting the word “and” at the end of sub-paragraph (f); and

(iii)                               renumbering sub-paragraph (h) to become sub-paragraph (g).

14.                                 The definition of “Permitted Financial Indebtedness” in Clause 16.12(b) (Restrictions on Financial Indebtedness) of the Agreement will be amended as follows:

(i)                                     deleting the word “and” at the end of sub-paragraph (xiv);

(ii)                                  renumbering sub-paragraph (xv) as paragraph (xvii) and inserting a new paragraph (xv) as follows:

“(xv)                     any Financial Indebtedness arising as a result of any cash pooling arrangements in the ordinary course of the Borrower Group’s banking business to which any member of the Borrower Group is a party;”;

(iii)                               inserting a new paragraph (xvi) as follows:

“(xvi)                 any Financial Indebtedness incurred by VTR GlobalCom SA under the VTR Facility provided that the loan, deposit or similar arrangement to be made by a member of the Borrower Group with  the lenders under or in connection with the VTR Facility is made by no later than the date falling 60 days after the date of the VTR Acquisition; and”; and

(iv)                              in the re-numbered paragraph (xvii), deleting the reference to the number “(xiv)” and replacing it with the number “(xvi)”.

15.                                 Clause 16.14(a) (Loans and guarantees) of the Agreement will be amended as follows:

(i)                                     by inserting the words “,within 60 days of making that loan” after the word “unless” at the end of the first paragraph;

(ii)                                  deleting the word “first” in the first line of sub-paragraph (i);

(iii)                               deleting the words “is to be” in sub-paragraph (ii) and replacing them with the words “has been”;

(iv)                              deleting the “and” at the end of paragraph (f);

(v)                                 deleting the “.” at the end of paragraph (g) and inserting “; and” in its place; and

(vi)                              inserting a new paragraph (h) as follows:

“(h)                         the loan, deposit, or similar arrangement to be made by a member of the Borrower Group with  the lenders under the VTR Facility by no later than the date falling 60 days after the date of the VTR Acquisition.”

16.                                 Clause 16.17(a) (Hedging) of the Agreement will be amended as follows:

(i)                                     deleting the “and” at the end of sub-paragraph (ii) and deleting the “.” at the end of sub-paragraph (iii) and replacing it with “; and”; and

(ii)                                  inserting a new sub-paragraph (iv) as follows:

“(iv) any interest rate, currency and any other hedging arrangements permitted under the VTR Facility.”

17.                                 The definition of “EBITDA” in Clause 17.1 (Financial definitions) of the Agreement shall be amended by inserting a new paragraph at the end of the definition:

“For the avoidance of doubt, as a result of US GAAP purchase accounting adjustments, certain deferred revenues on the balance sheet of Cablecom GmbH were required to be written off. The Borrower shall, when calculating EBITDA, have the option to include revenues that would have been recognised had this US GAAP purchase accounting not taken place.”

18.                                 Clause 17.5 (Determinations) shall be amended as follows:

(i)                                     by amending paragraph (a) so that it reads as follows:

“(a)                             Financial Indebtedness of the Borrower Group originally denominated in any currency other than euro that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into euro, will be taken into account at its euro equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions.”

(ii)                                  by renumbering paragraphs “(c)” and “(d)” as (d) and (e) respectively; and

(iii)                               by inserting a new paragraph (c) as follows:

“(c)                            Notwithstanding paragraphs (a) and (b) above, Hedged Debt (as defined below) will be taken into account at its euro equivalent calculated using the same weighted average exchange rates for the relevant ratio period used in the profit and loss statements of the relevant accounts of the Borrower Group for calculating the euro equivalent of EBITDA denominated in the same currency as the currency in which that Hedged Debt is denominated or into which it has been swapped, as described below.

Hedged Debt means:

(i)                                    Financial Indebtedness of the Borrower Group originally denominated in any currency other than euro in which any member of the Borrower Group earns EBITDA (a functional currency) and that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into euro; and

(ii)       Financial Indebtedness of the Borrower Group that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into a functional currency.”

19.                                 Clause 18.3 (Breach of other obligations) of the Agreement shall be amended by inserting a  new paragraph (c) as follows:

“ (c)                        During the Clean Up Period (as defined below), references to the Group, Material Subsidiaries or member of the Borrower Group in Clauses 15 (Representations and Warranties), 16 (Undertakings) and 18 (Default) (other than Clause 18.3(a) (Breach of other obligations) to the extent it refers to Clause 17 (Financial Covenants)) will not include any company which has been acquired pursuant to an Acquisition permitted under Clause 16.11(a)(i) or (ii) (Acquisitions and mergers) if the relevant event or circumstance, which would, but for the operation of this paragraph (c), have resulted in a Default:

(i)                                    existed prior to the date of such Acquisition;

(ii)                                 is capable of remedy during the Clean Up Period and reasonable steps are being taken, having become aware of such event or circumstance, to ensure that such event or circumstance is being remedied;

(iii)           was not procured or approved by any member of the Borrower Group; and

(iv)                             has not resulted in or could not be reasonably be expected to have, a Material Adverse Effect.

“ Clean Up Period” means the period commencing on the date of completion of any Acquisition referred to in paragraph (c) above and ending on the date falling 120 days thereafter. “

20.                                 Clause 18.5(c) (Cross default) shall be amended by inserting the following words “(other than any Financial Indebtedness of a member of the Borrower Group under the VTR Facility)” after the words “UGCE Borrower Group”.

21.                                 Clause 12.3(a) (Exceptions) of the Agreement will be amended as follows:

(i)                                     deleting the word “or” at the end of sub-paragraph (iii);

(ii)                                  re-numbering sub-paragraph (iv) to become sub-paragraph (v); and

(iii)                               inserting a new sub-paragraph (iv) as follows:

“(iv)                        attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing [on the date of this letter] (“Basel II”) or any other law or regulation which implements Basel II

(whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its affiliates); or”

22.                                 Any amendments and waivers that are reasonably required to be made to the Agreement and which are not materially prejudicial to the interests of the Lenders.

We agree with the terms of this letter.

Borrowers:

UPC BROADBAND HOLDING B.V.

By:    Authorized Signatory

UPC FINANCING PARTNERSHIP

By:    Authorized Signatory

Guarantors:

UPC BROADBAND HOLDING B.V.

By:    Authorized Signatory

UPC HOLDING II B.V.

By:    Authorized Signatory

UPC FINANCING PARTNERSHIP

By:    Authorized Signatory

UPC HOLDING B.V.

By:    Authorized Signatory

UPC FRANCE HOLDING B.V.

By:    Authorized Signatory

UPC WESTERN EUROPE HOLDING B.V.

By:    Authorized Signatory

UPC CENTRAL EUROPE HOLDING B.V.

By:    Authorized Signatory

UPC NEDERLAND B.V.

By:    Authorized Signatory

UPC POLAND HOLDING B.V.

By:    Authorized Signatory

UPC BROADBAND N.V.

By:    Authorized Signatory

UPC BROADBAND IRELAND B.V.

By:    Authorized Signatory